Exhibit 99.1
AMERICOLD REALTY TRUST ANNOUNCES THIRD QUARTER 2021 RESULTS
Updates Earnings Call to Today, November 3, 2021 at 5 PM EST
Maintains 2021 Annual AFFO Guidance of $1.15 - $1.20 per Share

Atlanta, GA, November 3, 2021 - Americold Realty Trust (NYSE: COLD) (the “Company”), the world’s largest publicly traded REIT focused on the ownership, operation, acquisition and development of temperature-controlled warehouses, today announced financial and operating results for the third quarter ended September 30, 2021.
Third Quarter 2021 Highlights
•Total revenue increased 42.5% to $708.8 million.
•Total NOI increased 15.1% to $155.8 million.
•Core EBITDA increased 10.2% on an actual basis, and 11.2% on a constant currency basis, to $114.7 million.
•Net income of $5.3 million, or $0.02 income per diluted common share.
•Core FFO of $61.5 million, or $0.23 per diluted common share.
•AFFO of $69.6 million, or $0.27 per diluted common share.
•Global Warehouse segment revenue increased 39.7% to $542.0 million.
•Global Warehouse segment NOI increased 13.5% to $145.0 million.
•Global Warehouse segment same store revenue increased 2.3%, and 2.0% on a constant currency basis, Global Warehouse segment same store NOI decreased by 5.1%, or 5.4% on a constant currency basis.
•On August 2, 2021, closed on the acquisition of ColdCo in St. Louis, Missouri for $20.5 million. ColdCo consists of one owned facility in St Louis, Missouri, generating approximately 93% of total NOI, and one leased facility in Reno, Nevada. ColdCo's customers are primarily focused on the storage and handling of product for direct-to-consumer distribution, and transportation services.
•On September 1, 2021, closed on the acquisition of Newark Facility Management in Newark, New Jersey for $376.5 million. Newark consists of one owned facility totaling 11.5 million cubic feet that is a single-customer dedicated retail distribution center.
•Completed our expansion project in Calgary, Canada for C$13.2 million.
•Completed the 2021 GRESB Real Estate Assessment and the Carbon Disclosure Project, receiving an initial overall GRESB score of 63, which is higher than our peer average.
Year to Date 2021 Highlights
•Total revenue increased 36.5% to $2.00 billion.
•Total NOI increased 17.4% to $468.3 million.
•Core EBITDA increased 13.6% to $350.8 million, or 12.4% on a constant currency basis.
•Net loss of $22.3 million, or $0.09 loss per diluted common share.
•Core FFO of $162.6 million, or $0.63 per diluted common share.
•AFFO of $217.3 million, or $0.85 per diluted common share.

•Global Warehouse segment revenue increased 34.1% to $1.53 billion.
•Global Warehouse segment NOI increased 16.3% to $435.6 million.
•Global Warehouse segment same store revenue increased 0.9%, and decreased 0.6% on a constant currency basis, Global Warehouse segment same store NOI decreased 3.8%, or 5.0% on a constant currency basis.
Subsequent Event Highlights
•Appointed George Chappelle as Interim Chief Executive Officer.
•Added three members to our Board of Trustees, Rob Bass, George Chappelle and Pamela Kohn. These three individuals have a combination of strong supply chain, logistics, food, and retail experience and complement our existing Board.
•Announced the expansion of our Spearwood, Australia facility with an expected cost of A$61.5 million to create a highly-automated build with two anchor tenants. The expansion will add 3.3 million cubic feet, and is expected to be complete by the second quarter of 2023.
•Entered into a purchase agreement to acquire a cold storage facility in Denver for a total investment of approximately $59 million, and we are expecting to close the transaction in November. This facility replaces a leased facility that expires at the end of the year.
Third Quarter 2021 Total Company Financial Results
Total revenue for the third quarter of 2021 was $708.8 million, a 42.5% increase from the same quarter of the prior year. This growth was primarily driven by the incremental revenue from acquisitions, including warehouse and transportation operations, our recently completed expansion and development projects and contractual and market-driven rate escalations. These increases are partially offset by the continued impacts of COVID-19 and resulting supply chain disruption which impacted our holdings across our network as food production has been unable to keep up with steady consumer demand.
For the third quarter of 2021, the Company reported a net income of $5.3 million, or $0.02 per diluted share, compared to net income of $12.4 million, or $0.06 per diluted share, for the same quarter of the prior year.
Total NOI for the third quarter of 2021 was $155.8 million, an increase of 15% from the same quarter of the prior year.
Core EBITDA was $114.7 million for the third quarter of 2021, compared to $104.1 million for the same quarter of the prior year. This reflects a 10.2% increase over prior year on an actual basis, and 11.2% on a constant currency basis, driven primarily from acquisition contribution. These increases were partially offset by the impact of reduced food production as a result of ongoing labor market challenges and the impact of inflation.
For the third quarter of 2021, Core FFO was $61.5 million, or $0.23 per diluted share, compared to $58.6 million, or $0.28 per diluted share, for same quarter of the prior year.
For the third quarter of 2021, AFFO was $69.6 million, or $0.27 per diluted share, compared to $62.7 million, or $0.30 per diluted share, for the same quarter of the prior year.
Please see the Company’s supplemental financial information for the definitions and reconciliations of non-GAAP financial measures to the most comparable GAAP financial measures.

Third Quarter 2021 Global Warehouse Segment Results
For the third quarter of 2021, Global Warehouse segment revenue was $542.0 million, an increase of $154.0 million, or 40%, compared to $388.0 million for the third quarter of 2020. This growth was driven by the recently completed acquisitions and development projects, paired with contractual and market-driven rate escalations.
Warehouse segment NOI was $145.0 million for the third quarter of 2021, an increase of 13%. Global Warehouse segment margin was 26.7% for the third quarter of 2021, a 618 basis point decrease compared to the same quarter of the prior year. The year-over-year increase in segment NOI was driven by the increase in revenue, partially offset by a decline in warehouse services margin within our same store pool.
We had 162 same stores for the three months ended September 30, 2021. The following table presents revenues, cost of operations, contribution (NOI) and margins for our same stores and non-same stores with a reconciliation to the total financial metrics of our warehouse segment for the three months ended September 30, 2021. Amounts related to the Agro, AM-C, Bowman Stores, Caspers, ColdCo, Hall’s, KMT Brrr!, Liberty and Newark Facility Management acquisitions are reflected within non-same store results.

	Three Months Ended September 30,			Change
Dollars in thousands	2021 actual	2021 constant currency(1)	2020 actual	Actual	Constant currency

TOTAL WAREHOUSE SEGMENT
Number of total warehouses(2)	239		175	n/a	n/a
Global Warehouse revenue:
Rent and storage	$225,234	$224,210	$166,355	35.4%	34.8%
Warehouse services	316,813	315,105	221,669	42.9%	42.2%
Total revenue	$542,047	$539,315	$388,024	39.7%	39.0%
Global Warehouse contribution (NOI)	$144,992	$144,455	$127,756	13.5%	13.1%
Global Warehouse margin	26.7%	26.8%	32.9%	-618 bps	-614 bps
Units in thousands except per pallet data
Global Warehouse rent and storage metrics:
Average economic occupied pallets	4,061	n/a	3,144	29.2%	n/a
Average physical occupied pallets	3,709	n/a	2,849	30.2%	n/a
Average physical pallet positions	5,351	n/a	4,074	31.4%	n/a
Economic occupancy percentage	75.9%	n/a	77.2%	-129 bps	n/a
Physical occupancy percentage	69.3%	n/a	69.9%	-61 bps	n/a
Total rent and storage revenue per economic occupied pallet	$55.46	$55.21	$52.91	4.8%	4.4%
Total rent and storage revenue per physical occupied pallet	$60.73	$60.45	$58.40	4.0%	3.5%
Global Warehouse services metrics:
Throughput pallets	10,142	n/a	7,918	28.1%	n/a
Total warehouse services revenue per throughput pallet	$31.24	$31.07	$27.99	11.6%	11.0%

SAME STORE WAREHOUSE
Number of same store warehouses	162		162	n/a	n/a
Global Warehouse same store revenue:
Rent and storage	$157,233	$157,108	$154,926	1.5%	1.4%
Warehouse services	216,351	215,316	210,309	2.9%	2.4%
Total same store revenue	$373,584	$372,424	$365,235	2.3%	2.0%
Global Warehouse same store contribution (NOI)	$117,209	$116,799	$123,528	(5.1)%	(5.4)%
Global Warehouse same store margin	31.4%	31.4%	33.8%	-245 bps	-246 bps
Units in thousands except per pallet data
Global Warehouse same store rent and storage metrics:
Average economic occupied pallets	2,878	n/a	2,942	(2.2)%	n/a
Average physical occupied pallets	2,553	n/a	2,661	(4.1)%	n/a
Average physical pallet positions	3,760	n/a	3,756	0.1%	n/a
Economic occupancy percentage	76.5%	n/a	78.3%	-179 bps	n/a
Physical occupancy percentage	67.9%	n/a	70.8%	-295 bps	n/a
Same store rent and storage revenue per economic occupied pallet	$54.62	$54.58	$52.66	3.7%	3.6%
Same store rent and storage revenue per physical occupied pallet	$61.59	$61.54	$58.23	5.8%	5.7%
Global Warehouse same store services metrics:
Throughput pallets	7,328	n/a	7,467	(1.9)%	n/a
Same store warehouse services revenue per throughput pallet	$29.52	$29.38	$28.16	4.8%	4.3%

	Three Months Ended September 30,			Change
Dollars in thousands	2021 actual	2021 constant currency(1)	2020 actual	Actual	Constant currency

NON-SAME STORE WAREHOUSE
Number of non-same store warehouses(3)	77		13	n/a	n/a
Global Warehouse non-same store revenue:
Rent and storage	$68,001	$67,102	$11,429	495.0%	487.1%
Warehouse services	100,462	99,789	11,360	784.3%	778.4%
Total non-same store revenue	$168,463	$166,891	$22,789	639.2%	632.3%
Global Warehouse non-same store contribution (NOI)	$27,783	$27,656	$4,228	557.1%	554.1%
Global Warehouse non-same store margin	16.5%	16.6%	18.6%	-206 bps	-198 bps
Units in thousands except per pallet data
Global Warehouse non-same store rent and storage metrics:
Average economic occupied pallets	1,182	n/a	202	485.5%	n/a
Average physical occupied pallets	1,156	n/a	188	515.0%	n/a
Average physical pallet positions	1,591	n/a	318	399.9%	n/a
Economic occupancy percentage	74.3%	n/a	63.5%	1086 bps	n/a
Physical occupancy percentage	72.7%	n/a	59.1%	1360 bps	n/a
Non-same store rent and storage revenue per economic occupied pallet	$57.51	$56.75	$56.59	1.6%	0.3%
Non-same store rent and storage revenue per physical occupied pallet	$58.81	$58.04	$60.79	(3.3)%	(4.5)%
Global Warehouse non-same store services metrics:
Throughput pallets	2,814	n/a	451	523.9%	n/a
Non-same store warehouse services revenue per throughput pallet	$35.71	$35.47	$25.19	41.7%	40.8%
(1) The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2) Total warehouse count of 239 includes one recently leased warehouse in Australia, one warehouse acquired through the Newark Facility Management acquisition on September 1, 2021, two facilities acquired through the ColdCo acquisition on August 2, 2021, one warehouse acquired through the Bowman Stores acquisition on May 28, 2021, two warehouses acquired through the KMT Brrr! acquisition on May 5, 2021, four warehouses acquired through the Liberty acquisition on March 1, 2021, 46 warehouses acquired through the Agro acquisition on December 30, 2020, eight warehouses acquired through the Hall’s acquisition on November 2, 2020, three warehouses acquired through the Casper’s and AM-C warehouse acquisitions on August 31, 2020, and five warehouses acquired through the Nova Cold and Newport acquisitions on January 2, 2020. The results of these acquisitions are reflected in the results above since date of ownership.
(3) Non-same store warehouse count of 77 includes one recently leased warehouse in Australia, one warehouse acquired through the Newark Facility Management acquisition on September 1, 2021, two facilities acquired through the ColdCo acquisition on August 2, 2021, one warehouse acquired through the Bowman stores acquisition on May 28, 2021, two warehouses acquired through the KMT Brrr! acquisition on May 5, 2021, four warehouses acquired through the Liberty Freezers acquisition on March 1, 2021, 46 warehouses acquired through the Agro acquisition on December 30, 2020, eight warehouses acquired through the Hall’s acquisition on November 2, 2020, three warehouses acquired through the Casper’s and AM-C warehouse acquisitions on August 31, 2020 and ten legacy facilities. During the third quarter of 2021, a leased facility from the Liberty Freezers acquisition was exited upon expiration of the lease. The results of these acquisitions are reflected in the results above since date of ownership.
(n/a = not applicable)

	Nine Months Ended September 30,			Change
Dollars in thousands	2021 actual	2021 constant currency(1)	2020 actual	Actual	Constant currency

TOTAL WAREHOUSE SEGMENT
Number of total warehouses(2)	239		175	n/a	n/a
Global Warehouse revenue:
Rent and storage	$642,787	$633,774	$492,328	30.6%	28.7%
Warehouse services	888,445	869,710	649,175	36.9%	34.0%
Total revenue	$1,531,232	$1,503,484	$1,141,503	34.1%	31.7%
Global Warehouse contribution (NOI)	$435,552	$427,988	$374,661	16.3%	14.2%
Global Warehouse margin	28.4%	28.5%	32.8%	-438 bps	-436 bps
Units in thousands except per pallet data
Global Warehouse rent and storage metrics:
Average economic occupied pallets	3,994	n/a	3,188	25.3%	n/a
Average physical occupied pallets	3,648	n/a	2,930	24.5%	n/a
Average physical pallet positions	5,250	n/a	4,043	29.9%	n/a
Economic occupancy percentage	76.1%	n/a	78.9%	-279 bps	n/a
Physical occupancy percentage	69.5%	n/a	72.5%	-298 bps	n/a
Total rent and storage revenue per economic occupied pallet	$160.93	$158.67	$154.41	4.2%	2.8%
Total rent and storage revenue per physical occupied pallet	$176.21	$173.74	$168.06	4.9%	3.4%
Global Warehouse services metrics:
Throughput pallets	29,591	n/a	23,834	24.2%	n/a
Total warehouse services revenue per throughput pallet	$30.02	$29.39	$27.24	10.2%	7.9%

SAME STORE WAREHOUSE
Number of same store warehouses	162		162	n/a	n/a
Global Warehouse same store revenue:
Rent and storage	$457,384	$453,945	$460,623	(0.7)%	(1.4)%
Warehouse services	631,694	619,336	619,002	2.1%	0.1%
Total same store revenue	$1,089,078	$1,073,281	$1,079,625	0.9%	(0.6)%
Global Warehouse same store contribution (NOI)	$351,927	$347,487	$365,675	(3.8)%	(5.0)%
Global Warehouse same store margin	32.3%	32.4%	33.9%	-156 bps	-149 bps
Units in thousands except per pallet data
Global Warehouse same store rent and storage metrics:
Average economic occupied pallets	2,865	n/a	3,003	(4.6)%	n/a
Average physical occupied pallets	2,543	n/a	2,753	(7.6)%	n/a
Average physical pallet positions	3,762	n/a	3,750	0.3%	n/a
Economic occupancy percentage	76.2%	n/a	80.1%	-393 bps	n/a
Physical occupancy percentage	67.6%	n/a	73.4%	-582 bps	n/a
Same store rent and storage revenue per economic occupied pallet	$159.64	$158.44	$153.38	4.1%	3.3%
Same store rent and storage revenue per physical occupied pallet	$179.85	$178.50	$167.31	7.5%	6.7%
Global Warehouse same store services metrics:
Throughput pallets	21,805	n/a	22,547	(3.3)%	n/a
Same store warehouse services revenue per throughput pallet	$28.97	$28.40	$27.45	5.5%	3.5%

	Nine Months Ended September 30,			Change
Dollars in thousands	2021 actual	2021 constant currency(1)	2020 actual	Actual	Constant currency

NON-SAME STORE WAREHOUSE
Number of non-same store warehouses(3)	77		13	n/a	n/a
Global Warehouse non-same store revenue:
Rent and storage	$185,403	$179,829	$31,705	484.8%	467.2%
Warehouse services	256,751	250,373	30,173	750.9%	729.8%
Total non-same store revenue	$442,154	$430,202	$61,878	614.6%	595.2%
Global Warehouse non-same store contribution (NOI)	$83,626	$80,500	$8,985	830.7%	795.9%
Global Warehouse non-same store margin	18.9%	18.7%	14.5%	439 bps	419 bps
Units in thousands except per pallet data
Global Warehouse non-same store rent and storage metrics:
Average economic occupied pallets	1,129	n/a	185	509.0%	n/a
Average physical occupied pallets	1,105	n/a	176	525.9%	n/a
Average physical pallet positions	1,488	n/a	293	407.9%	n/a
Economic occupancy percentage	75.9%	n/a	63.3%	1260 bps	n/a
Physical occupancy percentage	74.2%	n/a	60.2%	1400 bps	n/a
Non-same store rent and storage revenue per economic occupied pallet	$164.21	$159.27	$171.00	(4.0)%	(6.9)%
Non-same store rent and storage revenue per physical occupied pallet	$167.84	$162.79	$179.65	(6.6)%	(9.4)%
Global Warehouse non-same store services metrics:
Throughput pallets	7,786	n/a	1,286	505.3%	n/a
Non-same store warehouse services revenue per throughput pallet	$32.97	$32.16	$23.46	40.6%	37.1%
(1) The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2) Total warehouse count of 239 includes one recently leased warehouse in Australia, one warehouse acquired through the Newark Facility Management acquisition on September 1, 2021, two facilities acquired through the ColdCo acquisition on August 2, 2021, one warehouse acquired through the Bowman Stores acquisition on May 28, 2021, two warehouses acquired through the KMT Brrr! acquisition on May 5, 2021, four warehouses acquired through the Liberty acquisition on March 1, 2021, 46 warehouses acquired through the Agro acquisition on December 30, 2020, eight warehouses acquired through the Hall’s acquisition on November 2, 2020, three warehouses acquired through the Casper’s and AM-C warehouse acquisitions on August 31, 2020, and five warehouses acquired through the Nova Cold and Newport acquisitions on January 2, 2020. The results of these acquisitions are reflected in the results above since date of ownership.
(3) Non-same store warehouse count of 77 includes one recently leased warehouse in Australia, one warehouse acquired through the Newark Facility Management acquisition on September 1, 2021, two facilities acquired through the ColdCo acquisition on August 2, 2021, one warehouse acquired through the Bowman stores acquisition on May 28, 2021, two warehouses acquired through the KMT Brrr! acquisition on May 5, 2021, four warehouses acquired through the Liberty Freezers acquisition on March 1, 2021, 46 warehouses acquired through the Agro acquisition on December 30, 2020, eight warehouses acquired through the Hall’s acquisition on November 2, 2020, three warehouses acquired through the Casper’s and AM-C warehouse acquisitions on August 31, 2020 and ten legacy facilities. During the third quarter of 2021, a leased facility from the Liberty Freezers acquisition was exited upon expiration of the lease. The results of these acquisitions are reflected in the results above since date of ownership.
(n/a = not applicable)

Fixed Commitment Rent and Storage Revenue
As of September 30, 2021, $345.8 million of the Company’s annualized rent and storage revenue were derived from customers with fixed commitment storage contracts. This compares to $333.0 million at the end of the second quarter of 2021 and $279.7 million at the end of the third quarter of 2020. The Company’s recent acquisitions had a lower percentage of fixed committed contracts as a percentage of rent and storage revenue. On a combined pro forma basis, assuming a full twelve months of acquisitions revenue, 39.1% of rent and storage revenue was generated from fixed commitment storage contracts.

Economic and Physical Occupancy
Contracts that contain fixed commitments are designed to ensure the Company’s customers have space available when needed. For the third quarter of 2021, economic occupancy for the total warehouse segment was 75.9% and warehouse segment same store pool was 76.5%, representing a 657 basis point and 866 basis point increase above physical occupancy, respectively. Economic occupancy for the total warehouse segment decreased 129 basis points, and the warehouse segment same store pool decreased 179 basis points as compared to the third quarter of 2020, as we were impacted by reduced food production volumes.

Real Estate Portfolio
As of September 30, 2021, the Company’s portfolio consists of 248 facilities. The Company ended the third quarter of 2021 with 239 facilities in its Global Warehouse segment portfolio and nine facilities in its Third-party managed segment. During the third quarter of 2021, the Company added three facilities through the acquisitions of ColdCo and Newark. Additionally, during the third quarter, the Company exited a leased facility originating from the Liberty acquisition in Canada. The same store population consists of 162 facilities for the quarter ended September 30, 2021. The remaining 77 non-same store population includes the 67 facilities that were acquired in connection with the Agro, AM-C, Bowman Stores, Caspers, ColdCo, Hall’s, KMT Brrr!, Liberty and Newark acquisitions, the recently leased facility in Australia and ten legacy facilities, offset by the exit of the leased facility previously mentioned.

Balance Sheet Activity and Liquidity
As of September 30, 2021, the Company had total liquidity of approximately $0.8 billion, including cash, capacity on its revolving credit facility and $55 million of net proceeds available from equity forward contracts. Total debt outstanding was $3.0 billion (inclusive of $281.1 million of financing leases/sale lease-backs and exclusive of unamortized deferred financing fees), of which 82% was in an unsecured structure. The Company has no material debt maturities until 2023. At quarter end, its net debt to pro forma Core EBITDA was approximately 5.5x. Of the Company’s total debt outstanding, $2.7 billion relates to real estate debt, which excludes sale-leaseback and capitalized lease obligations. The Company’s real estate debt has a remaining weighted average term of 6.7 years and carries a weighted average contractual interest rate of 2.93%. As of September 30, 2021, 79% of the Company’s total debt outstanding was at a fixed rate.

The Company’s equity forwards, the current respective contractual latest settlement dates, and net proceeds are detailed in the table below:

Outstanding Equity Forward Data
in millions, except share price amounts
Quarter Raised	Forward Shares	Net Share Price[1]	Net Proceeds	Contractual Outside Settlement Date	Target Use of Net Proceeds
2Q/3Q 2021	1.436	$38.96	$55.0	7/1/2022	Fund future growth initiatives
(1) Net of underwriter fee, forward costs and dividends paid.

Dividend
On August 19, 2021, the Company’s Board of Trustees declared a dividend of $0.22 per share for the third quarter of 2021, which was paid on October 15, 2021 to common shareholders of record as of September 30, 2021.

2021 Outlook
The Company’s annual AFFO per share guidance remains $1.15 - $1.20. Refer to page 43 of this Financial Supplement for the details of our annual guidance including updates to certain components. The Company’s guidance is provided for informational purposes based on current plans and assumptions and is subject to change. The ranges for these metrics do not include the impact of acquisitions, dispositions, or capital markets activity beyond that which has been previously announced.

Investor Webcast and Conference Call
The Company will hold a webcast and conference call on Wednesday, November 3, 2021 at 5:00 p.m. Eastern Time to discuss third quarter 2021 results. A live webcast of the call will be available via the Investors section of Americold Realty Trust’s website at www.americold.com. To listen to the live webcast, please go to the site at least five minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Shortly after the call, a replay of the webcast will be available for 90 days on the Company’s website.
The conference call can also be accessed by dialing 1-877-300-8521 or 1-412-317-6026. The telephone replay can be accessed by dialing 1-844-512-2921 or 1-412-317-6671 and providing the conference ID# 10160966. The telephone replay will be available starting shortly after the call until November 17, 2021.
The Company’s supplemental package will be available prior to the conference call in the Investors section of the Company’s website at http://ir.americold.com.

About the Company
Americold is the world’s largest publicly traded REIT focused on the ownership, operation, acquisition and development of temperature-controlled warehouses. Based in Atlanta, Georgia, Americold owns and operates 248 temperature-controlled warehouses, with over 1.5 billion refrigerated cubic feet of storage, in North America, Europe, Asia-Pacific, and South America. Americold’s facilities are an integral component of the supply chain connecting food producers, processors, distributors and retailers to consumers.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including FFO, core FFO, AFFO, EBITDAre, Core EBITDA and same store segment revenue and contribution. A reconciliation from U.S. GAAP net (loss) income available to common shareholders to FFO, a reconciliation from FFO to core FFO and AFFO, and definitions of FFO, and core FFO are included within the supplemental. A reconciliation from U.S. GAAP net (loss) income available to common shareholders to EBITDAre and Core EBITDA, a definition of Core EBITDA and definitions of net debt to Core EBITDA are included within the supplemental.

Forward-Looking Statements
This document contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of our future financial and operating performance and growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include the following: uncertainties and risks related to public health crises, including the ongoing COVID-19 pandemic; adverse economic or real estate developments in our geographic markets or the temperature-controlled warehouse industry; general economic conditions; risks associated with the ownership of real estate generally and temperature-controlled warehouses in particular; acquisition risks, including the failure to identify or complete attractive acquisitions or the failure of acquisitions to perform in accordance with projections and to realize anticipated cost savings and revenue improvements; our failure to realize the intended benefits from our recent acquisitions including synergies, or disruptions to our plans and operations or unknown or contingent liabilities related to our recent acquisitions; risks related to expansions of existing properties and developments of new properties, including failure to meet budgeted or stabilized returns within expected time frames, or at all, in respect thereof; a failure of our information technology systems, cybersecurity attacks or a breach of our information security systems, networks or processes could cause business disruptions or loss of confidential information; risks related to privacy and data security concerns, and data collection and transfer restrictions and related foreign regulations; defaults or non-renewals of significant customer contracts, including as a result of the ongoing COVID-19 pandemic; inflation and supply chain disruptions; uncertainty of revenues, given the nature of our customer contracts; increased interest rates and operating costs, including as a result of the ongoing COVID-19 pandemic; our failure to obtain necessary outside financing; risks related to, or restrictions contained in, our debt financings; decreased storage rates or increased vacancy rates; risks related to current and potential international operations and properties; difficulties in expanding our operations into new markets, including international markets; risks related to the partial ownership of properties, including as a result of our lack of control over such investments and the failure of such entities to perform in accordance with projections; our failure to maintain our status as a REIT; possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently or previously owned by us; financial market fluctuations; actions by our competitors and their increasing ability to compete with us; labor and power costs; labor availability; changes in applicable governmental regulations and tax legislation, including in the international markets and proposed tax legislation proposed by the Biden administration; additional risks with respect to the addition of European operations and properties; changes in real estate and zoning laws and increases in real property tax rates; the competitive environment in which we operate; our relationship with our employees, including the occurrence of any work stoppages or any disputes under our collective bargaining agreements and employment related litigation; liabilities as a result of our participation in multi-employer pension plans; losses in excess of our insurance coverage; the potential liabilities, costs and regulatory impacts associated with our in-house trucking services and the potential disruptions associated with the use of third-party trucking service providers to provide transportation services to our customers; the cost and time requirements as a result of our operation as a publicly traded REIT; changes in foreign currency exchange rates; the impact of anti-takeover provisions in our constituent documents and under Maryland law, which could make an acquisition of us more difficult, limit attempts by our shareholders to replace our trustees and affect the price of our common shares of beneficial interest, $0.01 par value per share, of our common shares; the potential dilutive effect of our common share offerings; and risks related to any forward sale agreements, including substantial dilution to our earnings per share or substantial cash payment obligations.
Words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “goal,” “objectives,” “intends,” “may,” “opportunity,” “plans,” “potential,” “near-term,” “long-term,” “projections,” “assumptions,” “projects,” “guidance,” “forecasts,” “outlook,” “target,” “trends,” “should,” “could,” “would,” “will” and similar expressions are intended to identify such forward-looking statements. Examples of forward-looking statements included in this document include, among others, statements about our expected acquisition and expected expansion and development pipeline and our targeted return on invested capital on expansion and development opportunities. We qualify any forward-looking statements entirely by these cautionary factors. Other risks, uncertainties and factors, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, could cause our actual results to differ materially from those projected in any forward-looking statements we make. We assume no obligation to update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.
Contacts:
Americold Realty Trust
Investor Relations
Telephone: 678-459-1959
Email: investor.relations@americold.com

Americold Realty Trust and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except shares and per share amounts)
	September 30,	December 31,
	2021	2020
Assets
Property, buildings and equipment:
Land	$769,720	$662,885
Buildings and improvements	4,057,597	4,004,824
Machinery and equipment	1,297,087	1,177,572
Assets under construction	402,576	303,531
	6,526,980	6,148,812
Accumulated depreciation	(1,563,868)	(1,382,298)
Property, buildings and equipment – net	4,963,112	4,766,514

Operating lease right-of-use assets	385,341	291,797
Accumulated depreciation – operating leases	(48,978)	(24,483)
Operating leases – net	336,363	267,314

Financing leases:
Buildings and improvements	13,550	60,513
Machinery and equipment	148,724	109,416
	162,274	169,929
Accumulated depreciation – financing leases	(56,686)	(40,937)
Financing leases – net	105,588	128,992
Cash, cash equivalents and restricted cash	152,770	621,051
Accounts receivable – net of allowance of $17,017 and $12,286 at September 30, 2021 and December 31, 2020, respectively	368,179	324,221
Identifiable intangible assets – net	1,011,102	797,423
Goodwill	1,039,850	794,335
Investments in partially owned entities	38,571	44,907
Other assets	112,019	86,394
Total assets	$8,127,554	$7,831,151
Liabilities and equity
Liabilities:
Borrowings under revolving line of credit	$305,664	$—
Accounts payable and accrued expenses	577,721	552,547
Mortgage notes, senior unsecured notes and term loans – net of deferred financing costs of $11,446 and $15,952 in the aggregate, at September 30, 2021 and December 31, 2020, respectively	2,400,593	2,648,266
Sale-leaseback financing obligations	182,979	185,060
Financing lease obligations	98,135	125,926
Operating lease obligations	316,457	269,147
Unearned revenue	22,114	19,209
Pension and postretirement benefits	7,247	9,145
Deferred tax liability – net	193,194	220,502
Multiemployer pension plan withdrawal liability	8,267	8,528
Total liabilities	4,112,371	4,038,330
Equity
Shareholders’ equity:
Common shares of beneficial interest, $0.01 par value – 500,000,000 and 325,000,000 authorized shares; 266,769,008 and 251,702,603 issued and outstanding at September 30, 2021 and December 31, 2020, respectively	2,668	2,517
Paid-in capital	5,110,432	4,687,823
Accumulated deficit and distributions in excess of net earnings	(1,090,595)	(895,521)
Accumulated other comprehensive loss	(13,477)	(4,379)
Total shareholders’ equity	4,009,028	3,790,440
Noncontrolling interests:
Noncontrolling interests in operating partnership and consolidated joint venture	6,155	2,381
Total equity	4,015,183	3,792,821

Total liabilities and equity	$8,127,554	$7,831,151

Americold Realty Trust and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Rent, storage and warehouse services	$542,047	$388,024	$1,531,232	$1,141,503
Third-party managed services	87,782	75,338	233,027	213,213
Transportation services	78,979	34,096	234,051	104,874
Other	—	—	—	4,459
Total revenues	708,808	497,458	1,998,310	1,464,049
Operating expenses:
Rent, storage and warehouse services cost of operations	397,055	260,268	1,095,680	766,842
Third-party managed services cost of operations	83,231	71,945	222,401	202,752
Transportation services cost of operations	72,728	29,909	211,847	91,110
Cost of operations related to other revenues	23	17	82	4,286
Depreciation and amortization	70,569	53,569	232,239	157,572
Selling, general and administrative	45,545	35,969	133,072	105,202
Acquisition, litigation and other	6,338	5,282	31,011	9,771
Impairment of long-lived assets	1,784	2,615	3,312	6,282
Loss (gain) from sale of real estate	—	427	—	(21,448)
Total operating expenses	677,273	460,001	1,929,644	1,322,369

Operating income	31,535	37,457	68,666	141,680

Other (expense) income:
Interest expense	(25,303)	(23,066)	(77,838)	(70,114)
Loss on debt extinguishment, modifications and termination of derivative instruments	(627)	—	(5,051)	(781)
Other, net	(523)	(1,198)	(147)	232
Income (loss) before income tax (expense) benefit	5,082	13,193	(14,370)	71,017
Income tax (expense) benefit
Current	(3,336)	(2,103)	(6,953)	(6,823)
Deferred	3,562	1,284	(1,004)	4,353
Total income tax benefit (expense)	226	(819)	(7,957)	(2,470)

Net income (loss)	$5,308	$12,374	$(22,327)	$68,547
Net income attributable to non controlling interests	14	—	163	—
Net income (loss) attributable to Americold Realty Trust	$5,294	$12,374	$(22,490)	$68,547

Weighted average common shares outstanding – basic	261,865	204,289	256,129	202,380
Weighted average common shares outstanding – diluted	262,550	208,500	256,129	206,051

Net income (loss) per common share of beneficial interest - basic	$0.02	$0.06	$(0.09)	$0.33
Net income (loss) per common share of beneficial interest - diluted	$0.02	$0.06	$(0.09)	$0.33

Reconciliation of Net Income (Loss) to NAREIT FFO, Core FFO, and AFFO
(In thousands, except per share amounts - unaudited)
	Three Months Ended					YTD 2021
	Q3 21	Q2 21	Q1 21	Q4 20	Q3 20
Net income (loss)	$5,308	$(13,399)	$(14,236)	$(43,992)	$12,374	$(22,327)
Adjustments:
Real estate related depreciation	48,217	44,871	52,280	39,128	36,289	145,368
Net (gain) loss on sale of real estate, net of withholding taxes (b)	—	—	—	(676)	427	—
Net (gain) loss on asset disposals	(1)	(13)	(39)	888	1,160	(53)
Impairment charges on real estate assets	224	1,528	—	2,449	—	1,752
Our share of reconciling items related to partially owned entities	463	861	266	182	111	1,590
NAREIT Funds from operations	$54,211	$33,848	$38,271	$(2,021)	$50,361	126,330
Adjustments:
Net (gain) loss on sale of non-real estate assets	(171)	(304)	(119)	1,112	(100)	(594)
Non-core asset impairment	—	—	—	(495)	2,615	—
Acquisition, litigation and other	6,338	3,922	20,751	26,535	5,282	31,011
Share-based compensation expense, IPO grants	—	—	163	200	196	163
Bridge loan commitment fees	—	—	—	2,438	—	—
Loss on debt extinguishment, modifications and termination of derivative instruments	627	925	3,499	9,194	—	5,051
Foreign currency exchange loss (gain)	349	140	(173)	44,905	196	316
Our share of reconciling items related to partially owned entities	122	89	154	39	76	365
Core FFO applicable to common shareholders	$61,476	$38,620	$62,546	$81,907	$58,626	162,642
Adjustments:
Amortization of deferred financing costs and pension withdrawal liability	1,088	1,085	1,148	1,202	1,203	3,321
Non-real estate asset impairment	1,560	—	—	—	—	1,560
Amortization of below/above market leases	1,017	362	39	37	39	1,418
Straight-line net rent	411	(170)	(155)	(324)	(87)	86
Deferred income tax (benefit) expense	(3,562)	6,568	(2,002)	(9,379)	(1,284)	1,004
Share-based compensation expense, excluding IPO grants	4,291	5,467	4,867	4,371	4,373	14,625
Non-real estate depreciation and amortization	22,352	39,588	24,931	19,191	17,280	86,871
Maintenance capital expenditures (a)	(18,938)	(20,488)	(15,731)	(20,291)	(17,534)	(55,157)
Our share of reconciling items related to partially owned entities	(100)	711	278	168	125	889
Adjusted FFO applicable to common shareholders	$69,595	$71,743	$75,921	$76,882	$62,741	217,259

Reconciliation of Net Income (Loss) to NAREIT FFO, Core FFO, and AFFO (continued)
(In thousands except per share amounts - unaudited)
	Three Months Ended					YTD 2021
	Q3 21	Q2 21	Q1 21	Q4 20	Q3 20

NAREIT Funds from operations	$54,211	$33,848	$38,271	$(2,021)	$50,361	$126,330
Core FFO applicable to common shareholders	$61,476	$38,620	$62,546	$81,907	$58,626	$162,642
Adjusted FFO applicable to common shareholders	$69,595	$71,743	$75,921	$76,882	$62,741	$217,259

Reconciliation of weighted average shares:
Weighted average basic shares for net income calculation	261,865	253,213	252,938	205,984	204,289	$256,129
Dilutive stock options, unvested restricted stock units, equity forward contracts	685	3,544	3,226	3,944	4,211	2,494
Weighted average dilutive shares	262,550	256,757	256,164	209,928	208,500	$258,623

NAREIT FFO - basic per share	$0.21	$0.13	$0.15	$(0.01)	$0.25	$0.49
NAREIT FFO - diluted per share	$0.21	$0.13	$0.15	$(0.01)	$0.24	$0.49

Core FFO - basic per share	$0.23	$0.15	$0.25	$0.40	$0.29	$0.64
Core FFO - diluted per share	$0.23	$0.15	$0.24	$0.39	$0.28	$0.63

Adjusted FFO - basic per share	$0.27	$0.28	$0.30	$0.37	$0.31	$0.85
Adjusted FFO - diluted per share	$0.27	$0.28	$0.30	$0.37	$0.30	$0.85

(a)	Maintenance capital expenditures include capital expenditures made to extend the life of, and provide future economic benefit from, our existing temperature-controlled warehouse network and its existing supporting personal property and information technology.
(b)	(Gain) loss on sale of real estate, net of withholding tax include withholding tax on the sale of Sydney land which is included in income tax expense on the Condensed Consolidated Statement of Operations.

Reconciliation of Net Income (Loss) to EBITDA, NAREIT EBITDAre, and Core EBITDA
(In thousands - unaudited)
	Three Months Ended					Trailing Twelve Months Ended
	Q3 21	Q2 21	Q1 21	Q4 20	Q3 20	Q3 2021
Net income (loss)	$5,308	$(13,399)	$(14,236)	$(43,992)	$12,374	$(66,319)
Adjustments:
Depreciation and amortization	70,569	84,459	77,211	58,319	53,569	290,558
Interest expense	25,303	26,579	25,956	21,367	23,066	99,205
Income tax (benefit) expense	(226)	8,974	(791)	(9,397)	819	(1,440)
EBITDA	$100,954	$106,613	$88,140	$26,297	$89,828	$411,832
Adjustments:
Net (gain) loss on sale of real estate, net of withholding taxes	—	—	—	(676)	427	(676)
Adjustment to reflect share of EBITDAre of partially owned entities	1,854	1,838	649	432	293	4,773
NAREIT EBITDAre	$102,808	$108,451	$88,789	$26,053	$90,548	$416,649
Adjustments:
Acquisition, litigation and other	6,338	3,922	20,751	26,535	5,282	57,546
Bridge loan commitment fees	—	—	—	2,438	—	2,438
Loss (income) from investments in partially owned entities	490	61	700	(4)	98	1,247
Asset impairment	1,784	1,528	—	1,954	2,615	5,266
Foreign currency exchange loss (gain)	349	140	(173)	44,905	196	45,221
Share-based compensation expense	4,291	5,467	5,030	4,571	4,569	19,359
Loss on debt extinguishment, modifications and termination of derivative instruments	627	925	3,499	9,194	—	14,245
(Gain) loss on real estate and other asset disposals	(172)	(317)	(158)	1,999	1,060	1,352
Reduction in EBITDAre from partially owned entities	(1,854)	(1,838)	(649)	(432)	(293)	(4,773)
Core EBITDA	$114,661	$118,339	$117,789	$117,213	$104,075	$468,002

Revenue and Contribution by Segment
(in thousands - unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Segment revenues:
Warehouse	$542,047	$388,024	$1,531,232	$1,141,503
Third-party managed	87,782	75,338	233,027	213,213
Transportation	78,979	34,096	234,051	104,874
Other	—	—	—	4,459
Total revenues	708,808	497,458	1,998,310	1,464,049

Segment contribution:
Warehouse	144,992	127,756	435,552	374,661
Third-party managed	4,551	3,393	10,626	10,461
Transportation	6,251	4,187	22,204	13,764
Other	(23)	(17)	(82)	173
Total segment contribution	155,771	135,319	468,300	399,059

Reconciling items:
Depreciation and amortization	(70,569)	(53,569)	(232,239)	(157,572)
Selling, general and administrative	(45,545)	(35,969)	(133,072)	(105,202)
Acquisition, litigation and other	(6,338)	(5,282)	(31,011)	(9,771)
Impairment of long-lived assets	(1,784)	(2,615)	(3,312)	(6,282)
Gain (loss) from sale of real estate	—	(427)	—	21,448
Interest expense	(25,303)	(23,066)	(77,838)	(70,114)
Loss on debt extinguishment, modifications and termination of derivative instruments	(627)	—	(5,051)	(781)
Other, net	(523)	(1,198)	(147)	232
Income (loss) before income tax (expense) benefit	$5,082	$13,193	$(14,370)	$71,017
We view and manage our business through three primary business segments—warehouse, third-party managed and transportation. Our core business is our warehouse segment, where we provide temperature-controlled warehouse storage and related handling and other warehouse services. In our warehouse segment, we collect rent and storage fees from customers to store their frozen and perishable food and other products within our real estate portfolio. We also provide our customers with handling and other warehouse services related to the products stored in our buildings that are designed to optimize their movement through the cold chain, such as the placement of food products for storage and preservation, the retrieval of products from storage upon customer request, blast freezing, case-picking, kitting and repackaging and other recurring handling services.
Under our third-party managed segment, we manage warehouses on behalf of third parties and provide warehouse management services to several leading food retailers and manufacturers in customer-owned facilities, including some of our largest and longest-standing customers. We believe using our third-party management services allows our customers to increase efficiency, reduce costs, reduce supply-chain risks and focus on their core businesses. We also believe that providing third-party management services to many of our key customers underscores our ability to offer a complete and integrated suite of services across the cold chain.
In our transportation segment, we broker and manage transportation of frozen and perishable food and other products for our customers. Our transportation services include consolidation services (i.e., consolidating a customer’s products with those of other customers for more efficient shipment), freight under management services (i.e., arranging for and overseeing transportation of customer inventory) and dedicated transportation services, each designed to improve efficiency and reduce transportation and logistics costs to our customers. We provide these transportation services at cost plus a service fee or, in the case of our consolidation services, we charge a fixed fee.
In addition to our primary business segments, we owned a limestone quarry in Carthage, Missouri. We do not view the operation of the quarry as an integral part of our business, and as a result this business segment was subsequently sold on July 1, 2020.

Notes and Definitions
We calculate funds from operations, or FFO, in accordance with the standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as net income or loss determined in accordance with U.S. GAAP, excluding extraordinary items as defined under U.S. GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation, net loss or gain on asset disposals, impairment of real estate assets, and our share of reconciling items of partially owned entities. We believe that FFO is helpful to investors as a supplemental performance measure because it excludes the effect of depreciation, amortization and gains or losses from sales of real estate net of withholding taxes, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, FFO can facilitate comparisons of operating performance between periods and among other equity REITs.
We calculate core funds from operations, or Core FFO, as FFO adjusted for the effects of gain or loss on the sale of non-real estate assets, non-core asset impairment, acquisition, litigation and other expenses, share-based compensation expense for the IPO retention grants, bridge loan commitment fees, loss on debt extinguishment, modifications and termination of derivative instruments and foreign currency exchange gain or loss. We also adjust for the impact of Core FFO attributable to partially owned entities. We have elected to reflect our share of Core FFO attributable to partially owned entities since the Brazil joint ventures are strategic partnerships which we continue to actively participate in on an ongoing basis. The previous joint venture, the China JV, was considered for disposition during the periods presented. We believe that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core business operations. We believe Core FFO can facilitate comparisons of operating performance between periods, while also providing a more meaningful predictor of future earnings potential.
However, because FFO and Core FFO add back real estate depreciation and amortization and do not capture the level of maintenance capital expenditures necessary to maintain the operating performance of our properties, both of which have material economic impacts on our results from operations, we believe the utility of FFO and Core FFO as a measure of our performance may be limited.
We calculate adjusted funds from operations, or Adjusted FFO, as Core FFO adjusted for the effects of amortization of deferred financing costs, pension withdrawal liability and above or below market leases, straight-line net rent, provision or benefit from deferred income taxes, share-based compensation expense from grants of stock options and restricted stock units under our equity incentive plans, excluding IPO grants, non-real estate depreciation and amortization, non-real estate asset impairment and maintenance capital expenditures. We also adjust for AFFO attributable to our portion of reconciling items of partially owned entities. We believe that Adjusted FFO is helpful to investors as a meaningful supplemental comparative performance measure of our ability to make incremental capital investments in our business and to assess our ability to fund distribution requirements from our operating activities.
FFO, Core FFO and Adjusted FFO are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs. FFO, Core FFO and Adjusted FFO should be evaluated along with U.S. GAAP net income and net income per diluted share (the most directly comparable U.S. GAAP measures) in evaluating our operating performance. FFO, Core FFO and Adjusted FFO do not represent net income or cash flows from operating activities in accordance with U.S. GAAP and are not indicative of our results of operations or cash flows from operating activities as disclosed in our consolidated statements of operations included in our annual and quarterly reports. FFO, Core FFO and Adjusted FFO should be considered as supplements, but not alternatives, to our net income or cash flows from operating activities as indicators of our operating performance. Moreover, other REITs may not calculate FFO in accordance with the NAREIT definition or may interpret the NAREIT definition differently than we do. Accordingly, our FFO may not be comparable to FFO as calculated by other REITs. In addition, there is no industry definition of Core FFO or Adjusted FFO and, as a result, other REITs may also calculate Core FFO or Adjusted FFO, or other similarly-captioned metrics, in a manner different than we do. The table above reconciles FFO, Core FFO and Adjusted FFO to net income, which is the most directly comparable financial measure calculated in accordance with U.S. GAAP.
We calculate EBITDA for Real Estate, or EBITDAre, in accordance with the standards established by the Board of Governors of NAREIT, defined as, earnings before interest expense, taxes, depreciation and amortization, and net (gain) loss on sale of real estate, net of withholding taxes and adjustment to reflect our share of EBITDAre of partially owned entities. EBITDAre is a measure commonly used in our industry, and we present EBITDAre to enhance investor understanding of our operating performance. We believe that EBITDAre provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles and useful life of related assets among otherwise comparable companies.
We also calculate our Core EBITDA as EBITDAre further adjusted for acquisition, litigation and other expenses, asset impairment, loss or gain on real estate and other asset disposals, bridge loan commitment fees, loss on debt extinguishment, modifications and termination of derivative instruments, share-based compensation expense, foreign currency exchange gain or loss, loss or income from investments in partially owned entities and reduction in EBITDAre from partially owned entities. We believe that the presentation of Core EBITDA provides a measurement of our operations that is meaningful to investors because it excludes the effects of certain items that are otherwise included in EBITDA but which we do not believe are indicative of our core business operations. EBITDA and Core EBITDA are not measurements of financial performance under U.S. GAAP, and our EBITDA and Core EBITDA may not be comparable to similarly titled measures of other companies. You should not consider our EBITDA and Core EBITDA as alternatives to net income or cash flows from operating activities determined in accordance with U.S. GAAP. Our calculations of EBITDA and Core EBITDA have limitations as analytical tools, including:
these measures do not reflect our historical or future cash requirements for maintenance capital expenditures or growth and expansion capital expenditures;
•these measures do not reflect changes in, or cash requirements for, our working capital needs;
•these measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness;
•these measures do not reflect our tax expense or the cash requirements to pay our taxes; and
•although depreciation and amortization are non-cash charges, the assets being depreciated will often have to be replaced in the future and these measures do not reflect any cash requirements for such replacements.

We use Core EBITDA and EBITDAre as measures of our operating performance and not as measures of liquidity. The table on page 22 of our financial supplement reconciles EBITDA, EBITDAre and Core EBITDA to net income, which is the most directly comparable financial measure calculated in accordance with U.S. GAAP.
All quarterly amounts and non-GAAP disclosures within this filing shall be deemed unaudited.